Exhibit 23(b)


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To HUBCO, Inc.

                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated July 1, 1996 included in HUBCO's Current Report on Form 8-K filed on August 22, 1996 and to all references to our firm included in this Registration Statement.



                               ARTHUR ANDERSEN LLP


Roseland, NJ
September 18, 1996